Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Trigger Autocallable Optimization Securities

Linked to an

Index or a Basket of Indices

Product Supplement

Dated June 15, 2015

(To Prospectus dated June 12, 2015)

UBS AG Trigger Autocallable Optimization Securities

Linked to an Index or a Basket of Indices

UBS AG from time to time may offer and sell Trigger Autocallable Optimization Securities, which we refer to as the “Securities”, linked to either (i) an index (an “underlying index”) or (ii) a weighted basket (an “underlying basket”) comprised of indices (each, a “basket index” and together, the “basket indices”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including (i) the underlying index or underlying basket and (ii) the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)

Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Trade Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

Settlement Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

Final Valuation Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”).

Maturity Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”).

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10 per Security (with a minimum investment of 100 Securities for a total of $1,000).

No Coupon:	We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.

Call Feature:	UBS will automatically call the Securities (an “automatic call”) if the closing level of the underlying index or the underlying basket on any observation date is equal to or greater than the initial level. If the Securities are called, UBS will pay on the call settlement date a cash payment per Security that you hold equal to the call price for the relevant observation date. Following an automatic call, no further amounts will be owed to you under the Securities.

Call Return:	An amount based on the call return rate. The call return increases the longer the Securities are outstanding.

Call Return Rate:	A per annum percentage to be specified in the applicable pricing supplement.

Call Price:	The call price applicable to each observation date will be specified in the applicable pricing supplement and will be calculated by adding the principal amount per Security to the applicable call return, which is based on the amount of time the Securities have been outstanding.

Payment at Maturity:	If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, the amount of which will be based on whether the final level is less than the trigger level, as described below:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security you hold a cash payment equal to your principal amount of $10.

➢	If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that will be less than your principal amount equal to:

$10	+ ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Underlying Return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket, as applicable, minus the initial level of the underlying index or underlying basket, as applicable, divided by (ii) the initial level of the underlying index or underlying basket, as applicable. Expressed as a formula:

Final Level – Initial Level
Initial Level

Initial Level:	With respect to (i) an underlying index, the closing level of such underlying index on the trade date, or (ii) an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement). The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Level:	With respect to (i) an underlying index, the closing level of such underlying index on the final valuation date or (ii) an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket indices on the final valuation date. The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Trigger Level:	A specified level of the underlying index or underlying basket that will be less than the initial level. The trigger level will be based on a percentage of the initial level and will be set forth in the applicable pricing supplement.

Observation Date(s):	One or more dates that will be specified in the applicable pricing supplement. Observation dates are subject to postponement in the event of certain market disruption events as described under “General Terms of the Securities – Market Disruption Events”.

Call Settlement Date:	If the Securities are called, the call settlement date will generally be a date three to five business days following such observation date, as specified in the applicable pricing supplement. The last potential call settlement date will be the maturity date.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC

See “Risk Factors” beginning on page PS-14 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Product Supplement Summary — Structured Product Categorization” beginning on PS-6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

Product Supplement dated June 15, 2015

ADDITIONAL INFORMATION ABOUT THE TRIGGER AUTOCALLABLE OPTIMIZATION SECURITIES

You should read this product supplement together with the prospectus dated June 12, 2015, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Securities are a part, the index supplement dated June 12, 2015, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement relating to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

➢	Index Supplement dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Product Supplement Summary	PS-1
Hypothetical Examples of How the Securities Perform	PS-10
Risk Factors	PS-14
General Terms of the Securities	PS-25
Use of Proceeds and Hedging	PS-34
Supplemental U.S. Tax Considerations	PS-35
Certain ERISA Considerations	PS-43
Supplemental Plan of Distribution (Conflicts of Interest)	PS-44

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return.	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI® Indices	IS-38
MSCI®-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS will prepare a pricing supplement. The pricing supplement will specify the specific pricing terms for that issuance and any changes to the general terms specified below. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Trigger Autocallable Optimization Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated June 12, 2015, of UBS. References to the “index supplement” mean the UBS index supplement dated June 12, 2015. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus.

What are the Trigger Autocallable Optimization Securities?

The Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to either (i) an index (an “underlying index”) or (ii) a weighted basket (an “underlying basket”) comprised of indices (each, a “basket index” and together, the “basket indices”). The underlying index or underlying basket will be specified in the applicable pricing supplement to this product supplement.

Payment upon Automatic Call

If the closing level of the underlying index or underlying basket is equal to or greater than the initial level on any observation date, UBS will call the Securities automatically (an “automatic call”). If UBS calls the Securities, the call settlement date will generally be three to five business days following the relevant observation date. The call settlement date for the final valuation date will be the maturity date. If the Securities are called, UBS will pay on the call settlement date a cash payment per Security equal to the call price for the relevant observation date. The call price applicable to each observation date will be specified in the applicable pricing supplement and will equal the principal amount per Security plus the applicable call return, which will be based on the call return rate. The call return increases the longer the Securities are outstanding. The “call return rate” is a per annum percentage to be specified in the applicable pricing supplement.

Payment at Maturity

If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, the amount of which will be based on whether the final level is less than the trigger level, as described below:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security you hold a cash payment equal to your principal amount of $10.

➢	If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that will be less than your principal amount equal to:

$10 + ($10 × Underlying Return).

The initial level is, with respect to (i) an underlying index, the closing level of such underlying index on the trade date, or (ii) an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement). The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

The final level is, with respect to (i) an underlying index, the closing level of such underlying index on the final valuation date or (ii) an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket indices on the final valuation date. The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

The “trigger level” is a specified level of the underlying index or underlying basket that will be less than the initial level. The trigger level will be based on a percentage of the initial level and will be set forth in the applicable pricing supplement.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket, as applicable, minus the initial level of the underlying index or underlying basket, as applicable, divided by (ii) the initial level of the underlying index or underlying basket, as applicable. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

In the case of an offering of the Securities linked to an underlying index, the initial level may be referred to in the applicable pricing supplement as the “initial index level” and the final level may be referred to as the “final index level” or in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Securities linked to an underlying basket, the initial level may be referred to in the applicable pricing supplement as the “initial basket level”, the final level may be referred to as the “final basket level” and the underlying return may be referred to as the “basket return”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Securities linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index level” will refer to, with respect to a basket index, the closing level of such basket index on the trade date and (ii) the term “final index level” will refer to, with respect to a basket index, the closing level of such basket index on the final valuation date, each as determined by the calculation agent.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The applicable pricing supplement will specify the trade date, the settlement date, the observation dates, the final valuation date, the call settlement date, the maturity date, the call return and the trigger level, as well as the respective terms of each offering of the Securities, including the underlying index or underlying basket.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index or underlying basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms of Each Security Will Be described in the Applicable Pricing Supplement

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable pricing supplement should be read in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢

Automatic Call — UBS will call the Securities automatically if the closing level of the underlying index or underlying basket is equal to or greater than the initial level on any observation date, including the final valuation date. If the Securities are called, UBS will pay a cash payment per Security equal to your principal amount plus the call return on the call settlement date. The call return increases the longer the Securities are outstanding. Following an automatic call, no further amounts will be owed to you under the Securities.

➢

Contingent repayment of principal amount if you hold your Securities to maturity — If the Securities are not called, at maturity we will repay the principal amount of your Securities if the final level is equal to or greater than the trigger level and you hold the Securities to maturity, subject to the creditworthiness of UBS. If (i) the Securities are not called and (ii) the final level is less than the trigger level, we will pay you at maturity an amount in cash that is less than the principal amount, if anything. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return. This will result in a loss of some or all of your initial investment in the Securities.

➢

Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” and in the applicable pricing supplement.

➢

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not make periodic interest payments or necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will only repay you the principal amount of your Securities in cash if the final level of the underlying index or underlying basket is equal to or greater than the trigger level and will only make such payment at maturity. If the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the percentage decline in the level of the underlying index or underlying basket from the trade date to the final valuation date.

➢

The contingent repayment of principal applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index or underlying basket is equal to or greater than the trigger level.

➢

Your potential return on the Securities is limited to the call return and you will not participate in any appreciation of the underlying index or underlying basket — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying index or underlying basket. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable with respect to earlier observation dates is less than the call price payable with respect to later observation dates. The earlier a Security is called, the lower your return will be. Since the Securities may be called as early as the first potential call settlement date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the decline of the underlying index or underlying basket even though you cannot participate in any appreciation in the level of the underlying index or underlying basket. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in the underlying index or underlying basket.

➢

Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying index or underlying basket reflects a higher expectation as of the trade date that the final level of such underlying index or underlying basket will be less than its trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is set on the trade date, the volatility of an underlying index or underlying basket can change significantly over the term of the Securities. The level of the underlying index or underlying basket for your Securities could fall sharply, which could result in the loss of some or all of your initial investment.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

➢

Reinvestment risk — The Securities will be called automatically if the closing level of the underlying index or underlying basket is equal to or greater than its initial level on any observation date. Conversely, the Securities will not be subject to an automatic call when the level of the underlying index or underlying basket is less than its initial level on any observation date, which generally coincides with a period of greater risk of principal loss on your Securities. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

➢

Credit risk of UBS — The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call or any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➢

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index or underlying basket and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index or basket indices. The level of the underlying index or underlying basket can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

➢

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index or underlying basket will rise or fall. There can be no assurance that the closing level of the underlying index or underlying basket will be equal to or greater than the initial level on any observation date, or, if not called, that the final level will be equal to or greater than the trigger level. The final level of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index or underlying basket in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

➢

You will not receive dividend payments on any of the index constituent stocks or have any shareholder rights in the index constituent stocks — You will not receive any dividend payments or other distributions on any of the index constituent stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of any index constituent stocks may have.

➢

There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

➢

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index or underlying basket; the volatility of the underlying index or basket indices; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

➢

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or basket indices, may adversely affect the level(s) of the underlying index or basket indices and, therefore, the market value of the Securities.

➢

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or basket indices or trading activities related to the underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the Securities are subject to an automatic call and the payment at maturity, if any, based on observed closing level of the underlying index or underlying basket. The calculation agent can postpone the determination of the initial level, closing level or final level of the underlying index or underlying basket if a market disruption event occurs and is continuing on the trade date or any observation date, including the final observation date.

➢

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index or underlying basket to which the Securities are linked.

➢

Dealer Incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.

➢

You can tolerate a loss of some or all of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index or underlying basket.

➢

You believe the closing level of the underlying index or underlying basket will be equal to or greater than the initial level on one of the specified observation dates (including the final valuation date) and you believe the level of the underlying index or underlying basket will appreciate over the term of the Securities by a percentage that is less than the call return rate.

➢

You understand and accept that you will not participate in any appreciation in the level of the underlying index or underlying basket and that your potential return is limited to the call return specified in the applicable pricing supplement.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index or underlying basket.

➢	You do not seek current income and are willing to forgo dividends paid on any index constituent stocks.

➢

You are willing to invest in Securities that may be called early and you are otherwise willing to hold such Securities to maturity and accept that there may be little or no secondary market for the Securities.

➢

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You are not willing to make an investment that may have the same downside market risk as the underlying index or underlying basket.

➢

You believe that the level of the underlying index or underlying basket will decline during the term of the Securities and the final level will likely be less than the trigger level on the final valuation date.

➢	You seek an investment that participates in the full appreciation in the level of the underlying index or underlying basket or that has unlimited return potential.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the underlying index or underlying basket.

➢	You seek current income or prefer to receive the dividends paid on any index constituent stocks.

➢

You are unable or unwilling to hold Securities that may be called early, or you are otherwise unable or unwilling to hold such Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the sectional titled “Risk Factors” in this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances, but who can tolerate downside market risk prior to maturity.

➢

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk

➢

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying index or underlying basket. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less).

Because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible mark to market treatment under section 1256 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent that the index references commodity futures contract) such that the timing and character of your income from the

Securities could differ materially from the treatment described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Securities would be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) may be higher than with other index-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code, should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituent stocks).

Hypothetical Examples of How the Securities Perform

What are the Steps to Calculate Payment upon an Automatic Call or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon an automatic call or at maturity on the Securities.

Alternative 1: Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

If the closing level of the underlying index or underlying basket is equal to or greater than the initial level on any observation date, UBS will call the Securities automatically (an “automatic call”). If UBS calls the Securities, the call settlement date will generally be three to five business days following the relevant observation date. The call settlement date for the final valuation date will be the maturity date. If the Securities are called, UBS will pay on the call settlement date a cash payment per Security equal to the call price for the relevant observation date. The call price applicable to each observation date will be specified in the applicable pricing supplement and will equal the principal amount per Security plus the applicable call return, which will be based on the call return rate. The call return increases the longer the Securities are outstanding. The “call return rate” is a per annum percentage to be specified in the applicable pricing supplement.

Alternative 2: Calculate the Cash Payment at Maturity

If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, the amount of which will be based on whether the final level is less than the trigger level, as described below:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security you hold a cash payment equal to your principal amount of $10.

➢	If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that will be less than your principal amount equal to:

$10 + ($10 × Underlying Return).

The initial level is, with respect to (i) an underlying index, the closing level of such underlying index on the trade date, or (ii) an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement). The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

The final level is, with respect to (i) an underlying index, the closing level of such underlying index on the final valuation date or (ii) an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket indices on the final valuation date. The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

The “trigger level” is a specified level of the underlying index or underlying basket that will be less than the initial level. The trigger level will be based on a percentage of the initial level and will be set forth in the applicable pricing supplement.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket, as applicable, minus the initial level of the underlying index or underlying basket, as applicable, divided by (ii) the initial level of the underlying index or underlying basket, as applicable. The underlying return may be positive or negative and is calculated as follows:

Underlying Return	=	Final Level – Initial Level
Initial Level

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical Performance Scenarios

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing level of the underlying index or underlying basket relative to its initial level. We cannot predict the closing levels or final level of the underlying index or underlying basket on any observation date, including the final valuation date. You should not take these examples as an indication or assurance of the expected performance of the underlying index or underlying basket (the actual terms of your Securities will be specified in the applicable pricing supplement).

Principal Amount:	$10
Term:	12 months
Initial Level:	1000
Call Return Rate:	18% per annum (or 1.5% per month)
Frequency of Observation Dates:	Monthly
Trigger Level:	800 (which is 80% of the initial level)

Example 1 — The Closing Level of the Underlying Index is equal to or greater its Initial Level on the first Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	1250 (equal to or greater than Initial Level)	$10.15

	Total Payment	$10.15 (1.5% total return)

Because the closing level of the underlying index is equal to or greater than the initial level on the first observation date, UBS will call the Securities and pay you on the call settlement date a total of $10.15 per Security (reflecting your principal amount plus the applicable call return), a 1.5% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — The Closing Level of the Underlying Index is equal to or greater its Initial Level on the third Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	950 (less than Initial Level)	$0.00
Second Observation Date	900 (less than Initial Level)	$0.00
Third Observation Date	1100 (equal to or greater than Initial Level)	$10.45
	Total Payment	$10.45 (4.5% total return)

Because the closing level of the underlying index is equal to or greater than its initial level on the third observation date, UBS will call the Securities and pay you on the call settlement date a total of $10.45 per Security (reflecting your principal amount plus the applicable call return), a 4.5% total return on the Securities. You will not receive any further payments on the Securities.

Example 3 — Securities are NOT called and the Final Level of the Underlying Index is equal to or greater than the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	950 (less than Initial Level)	$0.00
Second Observation Date	900 (less than Initial Level)	$0.00
Third through Eleventh Observation Dates:	Various (all less than Initial Level)	$0.00
Final Valuation Date	850 (less than Initial Level)	$10.00 (Payment at Maturity)

	Total Payment	$10.00 (0% total return)

Because the Securities are not called and the final level is equal to or greater than the trigger level, at maturity UBS will pay you a total of $10 per Security (reflecting your principal amount), a 0% total return on the Securities.

Example 4 — Securities are NOT called and the Final Level of the Underlying Index is less than the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	950 (less than Initial Level)	$0.00
Second Observation Date	750 (less than Initial Level)	$0.00
Third through Eleventh Observation Dates	Various (all less than Initial Level)	$0.00
Final Valuation Date	750 (less than Initial Level and Trigger Level)	75 – 100 = –25% 100 $10.00 + ($10 × underlying return) $10.00 + ($10 × -25%) $10.00 – $2.50 $7.50

	Total Payment	$7.50 (a 25% loss)

Because the Securities are not called and the final level is less than the trigger level, at maturity you will be exposed to the negative return of the underlying index or underlying basket, and UBS will pay you a total of $7.50 per Security, a 25% loss on the Securities.

Example 5 — Securities are NOT called and the Final Level of the Underlying Basket is less than the Trigger Level

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security based on an underlying basket comprised of three basket indices with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Basket Index	Index Weight	Index Return
A	50%	-36%
B	10%	10%
C	40%	-20%

Given the above assumptions, the final level would be calculated as follows:

Final Level = 100 x (1 + (A index weight x A index return) +

(B index weight x B index return) +

(C index weight x C index return))

= 100 x (1 + (50% x -36%) + (10% x 10%) + (40% x -20%)) = 75.00

The underlying return is then calculated as follows:

Underlying Return =	Final Level – Initial Level =	75.00 – 100 =	-25.00%
	Initial Level	100

Because the Securities are not called and the final level is less than the trigger level, at maturity UBS will pay you a total of $7.50 per $10.00 Security, a 25% loss on the Securities.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Risk Factors

The return on the Securities is linked to the performance of the underlying index or underlying basket. Investing in the Securities is not equivalent to investing directly in the underlying index, basket indices or index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Securities at maturity is not guaranteed. You may lose some or all of your initial investment in the Securities.

If the Securities are not called, at maturity we will repay the principal amount of your Securities if the final level is equal to or greater than the trigger level and you hold the Securities to maturity, subject to the creditworthiness of UBS. If (i) the Securities are not called and (ii) the final level is less than the trigger level, we will pay you at maturity an amount in cash that is less than the principal amount, if anything. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment in the Securities.

The contingent repayment of principal applies only if you hold the Securities to maturity.

If your Securities are not called, you should be willing to hold your Securities until maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the level of the underlying index or underlying basket is equal to or greater than its trigger level.

Your potential return on the Securities is limited.

The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying index or underlying basket. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable with respect to earlier observation dates is less than the call price payable with respect to later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, you may be subject to the risk of a decline in the level of the underlying index or underlying basket even though you cannot participate in any appreciation of the underlying index or underlying basket. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying index or underlying basket.

You will not receive interest payments on the Securities or dividend payments on the index constituents, or have shareholder rights in the index constituents.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituent stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituent stocks may have.

Risk Factors

Higher call return rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to the underlying index or underlying basket reflects a higher expectation as of the trade date that the final level of such underlying index or underlying basket could be less than its trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is set on the trade date, the volatility of an underlying index or underlying basket can change significantly over the term of the Securities. The level of the underlying index or underlying basket for your Securities could fall sharply, which could result in the loss of some or all of your initial investment.

The Securities may be called early and are subject to reinvestment risk.

If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the call settlement date. In the event that the Securities are called prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be called as early as the first potential call settlement date, you should be prepared in the event the Securities are called early.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index or underlying basket will rise or fall. There can be no assurance that the level of the underlying index or underlying basket will be equal to or greater than its initial level on any observation date, or, if not called, that the final level will be equal to or greater than the trigger level. The final level of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index or underlying basket in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call or any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

The determination as to whether the Securities are subject to an automatic call, or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the level of the underlying index or underlying basket.

Changes in the level of the underlying index or underlying basket during the periods between each observation date may not be reflected in the determinations as to whether the Securities are subject to an automatic call, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine whether the Securities are subject to an automatic call, by observing only the closing

Risk Factors

level of the underlying index or underlying basket on the applicable observation date. The calculation agent will calculate the payment at maturity by comparing only the final level of the underlying index or underlying basket relative to the initial level. No other levels will be taken into account. As a result, you may lose some or all of your principal amount even if the level of the underlying index or underlying basket has risen at certain times during the term of the Securities before falling to a final level that is less than its respective trigger level on the final valuation date.

If the Securities are linked to an underlying basket, changes in the levels of the basket indices may offset each other.

If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket indices. While the levels of some basket indices may increase over the term of the Securities, the levels of other basket indices may not increase during the term of the Securities as much or may even decline. Therefore, in calculating the underlying return and the payment at maturity on the Securities, increases in the levels of one or more of the basket indices may be moderated, or offset, by lesser increases or declines in the levels of one or more of the other basket indices. This affect is further amplified by differing weights of the basket indices. More heavily weighted basket indices will have a larger impact on the underlying return than basket indices with lesser weightings.

The calculation agent may postpone the trade date or any observation date, including the final valuation date (and thus the settlement date or the maturity date, respectively), upon the occurrence of a market disruption event.

The determination of the closing level may be postponed with respect to an underlying index or underlying basket if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying index or a basket index on any observation date, including the final valuation date. If such a postponement occurs, the calculation agent will determine the closing level of the underlying index or affected basket index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index or affected basket index.

In no event, however, will the relevant observation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days. If the determination of the closing level of the underlying index or affected basket index on the relevant observation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying index or basket index on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will, in good faith, estimate the closing level that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities. If a market disruption event has occurred or is continuing with respect to the underlying index or any basket index on the originally-scheduled final valuation date, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date.

The calculation agent may also postpone the determination of the initial level of the underlying index or the basket index, as applicable, on the trade date specified in the applicable pricing supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying index or basket index on that date. If the trade date is postponed, the calculation agent may adjust the observation dates (including the final valuation date) and maturity date to ensure that the stated term of that offering of the Securities remains the same.

Risk Factors

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities – Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, but are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index or underlying basket has risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. We expect that, generally, the level of the underlying index or underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index basket indices or index constituents (i.e., the frequency and magnitude of changes in the levels of such assets over the term of the Securities);

➢	the composition of the underlying index or the basket indices and changes to their respective index constituents;

➢	the market prices of the index constituents;

➢

the dividend rate paid on the index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index or basket indices comprised of such index constituent stocks, and therefore affect the market value of the Securities);

➢	the correlation among the basket indices, if applicable;

➢	interest rates in the U.S. market and each market related to the underlying index or index constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

➢

for any underlying index having index constituents that are traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢

geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the underlying index, index constituents, or basket indices and equity and commodity markets generally; and

➢	the creditworthiness of UBS.

Risk Factors

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. It is possible for the level of the underlying index or underlying basket to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX OR BASKET INDICES

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate any payments owed on the Securities (except for licensing arrangements discussed in the index supplement and/or pricing supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the basket indices. If an index sponsor discontinues or suspends the calculation of the underlying index or a basket index to which your Securities are linked, it may become difficult to determine the market value of the Securities and any amount owed at maturity or upon an automatic call. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity or upon an automatic call will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” and “General Terms of the Securities — Role of Calculation Agent”. No index sponsor is involved in the offer of the Securities in any way and has no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities, or any payment on the Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective index sponsor(s) and the underlying index or basket indices to which your Securities are linked from publicly available information, without independent verification. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsors and the underlying index or basket indices for your Securities.

Changes that affect the underlying index or basket indices will affect the market value of your Securities, whether the Securities are automatically called and the amount you will receive at maturity of your Securities if not called.

The policies of the index sponsor concerning the calculation of the underlying index or a basket index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting

Risk Factors

the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or basket indices, could affect the level of the underlying index or basket indices and, therefore, could affect whether the Securities are called or the amount payable on your Securities at maturity if not called and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index or a basket index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or a basket index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final level — and thus the amount payable at maturity, if not previously called — in a manner it considers appropriate.

Historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices during the term of the Securities.

The market prices of the index constituents will determine the level(s) of the underlying index or basket indices. The historical performance of the underlying index or the basket indices should not be taken as an indication of the future performance of the underlying index or basket indices. As a result, it is impossible to predict whether the closing level of the underlying index or any basket index will rise or fall. The market price(s) of the index constituents will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of the index constituents.

Moreover, any underlying basket to which the Securities may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket indices will determine the level of the underlying basket.

An investment in the Securities may be subject to risks associated with non-U.S. securities or futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the

Risk Factors

non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index or basket index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index or a basket index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity or upon an automatic call will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of the underlying index or underlying basket and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date or upon an automatic call will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index or basket index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, the Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index that is comprised of commodity futures contracts, and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

Risk Factors

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of any underlying index or basket index that is a commodity index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable on the Securities.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in any underlying index or basket indices and the markets for those index commodities during the term of your Securities. To the extent the index rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index to which your Securities are linked and, accordingly, decrease the probability of the Securities being called and the payment you receive at maturity if not previously called.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any index constituents, or other derivative products based on such index constituents or the underlying index or basket indices may adversely affect the probability of the Securities being called, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the index constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on the index constituents, underlying index or basket indices prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying index, basket index or index constituent and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in any underlying index, basket index or index constituent and other instruments described above on a regular basis as part of our general broker-dealer

Risk Factors

and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying index, basket index or index constituent and, therefore, whether the Securities are subject to an automatic call, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any underlying index, basket index or index constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index, basket index or the index constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index, basket index and/or index constituent could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the level of the underlying index, basket index and/or index constituent, and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or any basket index or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying index or underlying basket to which the Securities are linked.

Risk Factors

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level of the underlying index or underlying basket is equal to or greater than its initial level on any observation date, whether the closing level is less than the trigger level on the final valuation date, and accordingly, whether the Securities are subject to an automatic call or the payment at maturity on your Securities if the Securities are not called. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index or a basket index has occurred or is continuing on a day when the calculation agent will determine the closing level of the underlying index or underlying basket. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Since these determinations by the calculation agent may affect whether the Securities are subject to an automatic call, any payment at maturity and the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section, “Supplemental U.S. Tax Considerations”, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax

Risk Factors

advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituent stocks).

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denominations

Each Security will have a principal amount of $10, and a minimum investment of 100 Securities (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon an Automatic Call

If the closing level of the underlying index or underlying basket is equal to or greater than the initial level on any observation date, UBS will call the Securities automatically. If UBS calls the Securities, the call settlement date will generally be three to five business days following the relevant observation date. The call settlement date for the final valuation date will be the maturity date. If the Securities are called, UBS will pay on the call settlement date a cash payment per Security equal to the call price for the relevant observation date. The call price applicable to each observation date will be specified in the applicable pricing supplement and will equal the principal amount per Security plus the applicable call return, which will be based on the call return rate. The call return increases the longer the Securities are outstanding. The “call return rate” is a per annum percentage to be specified in the applicable pricing supplement.

Payment at Maturity

If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, the amount of which will be based on whether the final level is less than the trigger level, as described below:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security you hold a cash payment equal to your principal amount of $10.

➢	If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that will be less than your principal amount equal to:

$10 + ($10 × Underlying Return).

General Terms of the Securities

The initial level is, with respect to (i) an underlying index, the closing level of such underlying index on the trade date, or (ii) an underlying basket, 100 (unless otherwise specified in the applicable pricing supplement). The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

The final level is, with respect to (i) an underlying index, the closing level of such underlying index on the final valuation date or (ii) an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket indices on the final valuation date. The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

The “trigger level” is a specified level of the underlying index or underlying basket that will be less than the initial level. The trigger level will be based on a percentage of the initial level and will be set forth in the applicable pricing supplement.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket, as applicable, minus the initial level of the underlying index or underlying basket, as applicable, divided by (ii) the initial level of the underlying index or underlying basket, as applicable. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

The applicable pricing supplement will specify the trade date, the settlement date, the observation dates, the final valuation date, the call settlement date, the maturity date, the call return and the trigger level, as well as the respective terms of each offering of the Securities, including the underlying index or underlying basket.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Call Settlement Date

If the Securities are called, the call settlement date will generally be a date between three and five business days following the relevant observation date. As described under “— Observation Dates” below, the calculation agent may postpone an observation date — and therefore the call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be an observation date. We describe market disruption events under “— Market Disruption Events” below.

General Terms of the Securities

Observation Dates

The observation dates for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying index or basket index on any such day. In that event, the affected observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an observation date for the Securities be postponed by more than eight trading days. The postponement of one or more observation dates shall have no effect on any subsequent observation dates.

If any observation date specified in the applicable pricing supplement occurs on a day that is not a trading day, such observation date will be the next following trading day.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement. If not called, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. The last potential call settlement date will also be the maturity date. If the calculation agent postpones the final valuation date with respect to the underlying index or any basket index, as applicable, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “— Final Valuation Date,” the calculation agent may postpone the final valuation date for the underlying index or basket index, as applicable, if a market disruption event occurs or is continuing with respect to such underlying index or basket index, as applicable, on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

If the Securities are not previously called, the final valuation date for your Securities will be on the last observation date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying index or a basket index, as applicable. In that event, the final valuation date for the disrupted underlying index or basket index, as applicable, will be the first following trading day the closing level of such underlying index or basket index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying index or basket index. In no event, however, will the final valuation date — and, therefore, the maturity date — for the Securities be postponed by more than eight trading days with respect to any underlying index or basket index, as applicable.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the originally scheduled final valuation date, no market disruption event with respect to a particular basket index occurs or is continuing, then the determination of the closing level relating to such underlying index or basket index will be made on the originally scheduled final valuation date and will not be postponed with respect to such basket index, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other basket indices.

General Terms of the Securities

A postponement of the final valuation date for a particular offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If the final valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

The “closing level” of any underlying index or basket index on any trading day means:

➢	the closing level of such underlying index or basket index; or

➢	if any underlying index or basket index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the index constituents of such index or basket index, each as determined by the calculation agent.

Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying basket on any observation date will be a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of each of the basket indices on the applicable observation date. In the case of an offering of the Securities linked to an underlying basket, the closing level of the underlying basket may be referred to in the applicable pricing supplement as the “basket closing level”, or in such other manner as may be specified therein.

Market Disruption Events

The calculation agent will determine the closing level of the underlying index or underlying basket on each observation date and the final level on the final valuation date. As described above, any observation date (including the final valuation date) may be postponed by up to eight trading days, and thus, the determination of the closing level of the underlying index or underlying basket with respect to such observation date, or the final level with respect to the final valuation date, as applicable, may be postponed if the calculation agent determines that, on any observation date, a market disruption event has occurred or is continuing with respect to the underlying index or a basket index, as applicable, on or as of such date. If such a postponement occurs, the calculation agent will determine the closing level or the final level by reference to the closing level for the disrupted underlying index or basket index on the first trading day on which no market disruption event occurs or is continuing. If, however, the affected observation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level of the underlying index or basket index on that day. In such an event, the calculation agent will make a good faith estimate of the closing level for the underlying index or basket index that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone an observation date and/or final valuation date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level, as applicable, of the underlying index or basket index with respect to such observation date.

General Terms of the Securities

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the originally scheduled observation date (including the final valuation date), no market disruption event with respect to a particular basket index occurs or is continuing, then the determination of the closing level for such basket index will be made on the originally scheduled final valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket indices.

The calculation agent may also postpone the determination of the initial level of the underlying index or the basket index, as applicable, on the trade date specified in the applicable pricing supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying index or basket index on that date. If the trade date is postponed, the calculation agent may adjust the observation dates (including the final valuation date) and maturity date to ensure that the stated term of that offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any options or futures contracts), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

➢

a suspension, absence or material limitation of trading in options or futures contracts relating to such underlying index, basket index or to a material number of index constituents in the primary market or markets for those contracts;

➢

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or basket index or a material number of index constituents in the primary market or markets for those options or contracts;

➢

a change in the settlement price of any options or futures contract included in the underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual options or futures contract included in the underlying index or one or more basket indices;

➢	the underlying index or one or more basket indices is not published; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to the underlying index or any basket index generally.

General Terms of the Securities

The following events will not be market disruption events:

➢

a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or basket index or to a material number of index constituents or basket indices in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢

a decision to permanently discontinue trading in the options or futures contracts relating to the underlying index or one or more basket indices, or in any index constituents or in any options or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Underlying Index or a Basket Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index or a basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, final level, trigger level, whether the Securities are subject to an automatic call and the amount payable or at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index or a basket index is discontinued and that there is no successor index on any date when the level of such underlying index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index or basket index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index or a basket index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, final level, whether the Securities are subject to an automatic call or the payment at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the level used to determine whether the Securities are subject to an automatic call or the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, trigger level, final level, whether the Securities are subject to an automatic call and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

General Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

General Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment

Any payment on the Securities upon an automatic call or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which the index constituents are listed or admitted for trading. With respect to index constituents issued by a non-U.S. issuer that are listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instrument is listed or admitted for trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

General Terms of the Securities

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, trading days, observation dates, the default amount, the underlying return, the initial level, the final level, the closing level, the trigger level, the amount payable in respect of your Securities and all other determinations with respect to the Securities in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of index constituents and/or listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on the index constituents, the underlying index or basket indices prior to, on or after the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents in other securities of issuers of the index constituent stocks;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or basket indices or the value of the index constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying index or a basket index;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time, and the payment at maturity of your Securities. See “Risk Factors” section in this for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The United States federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material United States tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or non-U.S. currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a bank or other financial institution,

➢	a regulated investment company or a real estate investment company,

➢	a life insurance company,

➢	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,

➢

a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying index or underlying basket, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a United States. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons are authorized to control all of its substantial decisions of the trust.

Supplemental U.S. Tax Considerations

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Securities the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether the issuer of any index constituent stocks would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, redemption, exchange automatic call or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in a Security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax laws to your investment in your Securities. The risk that the Securities would be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee full repayment of principal.

Unless otherwise specified in the applicable pricing supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, to opine that it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying index or underlying basket and the terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the Issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

Supplemental U.S. Tax Considerations

Possible Change in Law

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above.

It is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested to secure your obligations under the put option. Under this characterization, if the Securities are not called, you may realize short term capital loss on the Maturity Date, and upon a call of the Securities, a portion of the payment you receive may be considered attributable to interest or original issue discount on the deposit (which you may be required to accrue over the term of the Securities) with the balance being considered the amount realized for the Note upon which you may realize a short term capital gain (even if you held the Note for more than one year).

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with

Supplemental U.S. Tax Considerations

other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, call, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Note. Any gain you recognize upon the sale, call, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, to the extent that an underlying index includes commodities, it is possible that the IRS could assert that Section 1256 of the Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities or the relevant portion of your Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value).

Furthermore, the IRS could possibly assert that (i) you should be treated as owning the components of the underlying index, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the underlying index, (iii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Securities or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying index that is attributable to ordinary income that is realized in respect of the component share or commodities that are part of the index to which your Securities relate.

Also, if a component of a stock index to which your Securities are linked to includes shares in an exchange traded fund, real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass through entity”), it is also possible that the Internal Revenue Service could assert that your Securities (or a portion thereof) should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities (or a portion thereof) were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your

Supplemental U.S. Tax Considerations

Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass through entity on the date that you purchased your Securities and sold such interest in the pass through entity on the date of the sale or maturity of the Securities.

We will not attempt to ascertain whether the issuer of any underlying index would be treated as either a “pass thru entity” or a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying index.

You should consult your tax advisor as to the tax consequences of such characterizations described above and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Medicare Tax on Net Investment Income.

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.

U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Supplemental U.S. Tax Considerations

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, automatic call or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

If you are not a U.S. holder, then, subject to the discussion below with respect to Section 871(m) of the Code and FATCA (as discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8). However, it is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject non- U.S. holders to U.S. federal withholding tax on any deemed income accrual from the Securities.

In general, gain realized on the sale, exchange, automatic call or retirement of the Securities by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non-U.S. holder in the United States; or

➢

the non-U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

If the gain realized on the sale, exchange, automatic call or retirement of the Securities by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. Further, we will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer or any index constituent stocks and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the issuer of any index constituent stock as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on

Supplemental U.S. Tax Considerations

the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including certain U.S. index constituent shares of certain indices), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under an IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying index. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Furthermore, the application of section 871 to non-grandfathered Securities will be addressed in the applicable pricing supplement. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and, if made after December 31, 2016, payments of certain gross proceeds on sale or disposition and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Supplemental U.S. Tax Considerations

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuer of the index constituent stock).

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.